Amendment to Fund Participation Agreement

This Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Investment Advisors Corporation, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), and Riversource Life Insurance Company (“Company”), is effective as of May 1, 2023 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of June 5, 2007, as amended;

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds; and

WHEREAS, effective March 13, 2023 Lincoln Investment Advisors Corporation changed its name to “Lincoln Financial Investments Corporation.”

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Schedule A shall be deleted in their entirety and replaced with Schedule A attached hereto.
2.	All references in the Agreement to “Lincoln Investment Advisors Corporation” are hereby changed to “Lincoln Financial Investments Corporation.”
3.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.
4.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.
5.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance		Lincoln Financial Investments
Products Trust		Corporation

By:	/s/ William P. Flory Jr.	By:	/s/ Benjamin Richer
Name:	William P. Flory Jr.	Name:	Benjamin Richer
Title:	VP, Treasurer and CAO	Title:	SVP, Head of Funds Management
Date:	4/24/2023	Date:	4/24/2023

Lincoln Financial Distributors, Inc.		Riversource Life Insurance Company

By:	/s/ Thomas O’Neill	By:	/s/ Kevin St. John
Name:	Thomas O’Neill	Name:	Kevin St. John
Title: Date:	SVP 4/24/2023	Title:	Vice President - Fund Selection & Management
		Date:	4/20/23

SCHEDULE A

Lincoln Variable Insurance Products Trusts

LVIP Baron Growth Opportunities Fund

LVIP JPMorgan U.S. Equity Fund

LVIP JP Morgan Small Cap Core Fund

LVIP JPMorgan Mid Cap Value Fund

LVIP JPMorgan Core Bond Fund

RiverSource Life Insurance Company Separate Accounts

RiverSource Variable Account 10 (previously IDS Life Variable Account 10)

RiverSource Variable Annuity Account

RiverSource of New York Variable Annuity Account

RiverSource Variable Life Account